Exhibit 1.2

Pricing Agreement

Banc of America Securities LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

October 20, 2010

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 20, 2010 (the “Underwriting Agreement”), between the Company on the one hand and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:30 p.m. (Eastern Time) on October 20, 2010 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated October 20, 2010 (including the Base Prospectus dated February 4, 2008), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including final term sheets in the form set forth in Schedule IV.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to Follow]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name:	Robert W. Oberrender
Title:	Senior Vice President and Treasurer

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Banc of America Securities LLC

By:	/s/ Douglas A. Muller
Douglas A. Muller
Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Brian D. Bednarski
Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Robert Bottamedi
Vice President

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2020 Notes	Principal Amount of 2040 Notes
Banc of America Securities LLC	$105,000,000	$70,000,000
Citigroup Global Markets Inc.	$105,000,000	$70,000,000
J.P. Morgan Securities LLC	$105,000,000	$70,000,000
Barclays Capital Inc.	$13,500,000	$9,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$13,500,000	$9,000,000
BNY Mellon Capital Markets, LLC	$13,500,000	$9,000,000
Credit Suisse Securities (USA) LLC	$13,500,000	$9,000,000
Goldman, Sachs & Co.	$13,500,000	$9,000,000
Morgan Stanley & Co. Incorporated	$13,500,000	$9,000,000
RBS Securities Inc.	$13,500,000	$9,000,000
U.S. Bancorp Investments, Inc.	$13,500,000	$9,000,000
UBS Securities LLC	$13,500,000	$9,000,000
Wells Fargo Securities, LLC	$13,500,000	$9,000,000

Total	$450,000,000	$300,000,000

SCHEDULE II

Title of Designated Securities:

3.875% Notes Due October 15, 2020 (the “2020 Notes”)

5.700% Notes Due October 15, 2040 (the “2040 Notes”)

Aggregate principal amount:

$450,000,000 for the 2020 Notes

$300,000,000 for the 2040 Notes

Price to Public:

2020 Notes: 99.665% of the principal amount of the 2020 Notes, plus accrued interest, if any, from October 25, 2010.

2040 Notes: 99.362% of the principal amount of the 2040 Notes, plus accrued interest, if any, from October 25, 2010.

Purchase Price by Underwriters:

2020 Notes: 99.215% of the principal amount of the 2020 Notes, plus accrued interest, if any, from October 25, 2010, if settlement occurs after that date.

2040 Notes: 98.487% of the principal amount of the 2040 Notes, plus accrued interest, if any, from October 25, 2010, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

10:30 a.m. (New York City time), October 25, 2010

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2020 Notes: October 15, 2020

2040 Notes: October 15, 2040

Interest Rate:

2020 Notes: 3.875%

2040 Notes: 5.700%

Interest Payment Dates:

2020 Notes: April 15 and October 15, commencing April 15, 2011.

2040 Notes: April 15 and October 15, commencing April 15, 2011.

Redemption Provisions:

The 2020 Notes and the 2040 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days notice by mail, at the redemption prices described in the Prospectus.

Change of Control:

Upon the occurrence of a change of control triggering event, the Company will be required to offer to purchase from noteholders all of their notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

October 25, 2010, at 9:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

Names and Addresses of Representatives:

As to the 2020 Notes and 2040 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, NY 10036

Attn: High Grade Transaction Management / Legal

Facsimile: (646) 855-5958

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: Office of General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: High Grade Syndicate Desk

Facsimile: (212) 834-6081

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated October 20, 2010, relating to the 2020 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Final term sheet, dated October 20, 2010, relating to the 2040 Notes, as filed pursuant to Rule 433 under the Securities Act.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-149031

October 20, 2010

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$450,000,000

3.875% NOTES DUE OCTOBER 15, 2020

FINAL TERM SHEET

Dated October 20, 2010

Issuer:	UnitedHealth Group Incorporated
Ratings:	[Intentionally omitted]
Note Type:	SEC Registered (No. 333-149031)
Trade Date:	October 20, 2010
Settlement Date (T+ 3):	October 25, 2010
Maturity Date:	October 15, 2020
Principal Amount Offered:	$450,000,000
Price to Public (Issue Price):	99.665%
Interest Rate:	3.875%
Interest Payment Dates:	April 15 and October 15, commencing April 15, 2011
Benchmark:	2.625% due 08/15/20
Benchmark Yield:	2.466%
Spread to Benchmark:	145 basis points
Re-offer Yield:	3.916%
Optional Redemption Provisions:	Prior to July 15, 2020, make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on and after July 15, 2020.
Change of Control:	If a change of control triggering event occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.
CUSIP:	91324P BM3
ISIN:	US91324PBM32
Joint Book-Runners:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free), Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities LLC at 1-212-834-4533 (collect).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-149031

October 20, 2010

UNITEDHEALTH GROUP INCORPORATED

$300,000,000

5.700% NOTES DUE OCTOBER 15, 2040

FINAL TERM SHEET

Dated October 20, 2010

Issuer:	UnitedHealth Group Incorporated
Ratings:	[Intentionally omitted]
Note Type:	SEC Registered (No. 333-149031)
Trade Date:	October 20, 2010
Settlement Date (T+3):	October 25, 2010
Maturity Date:	October 15, 2040
Principal Amount Offered:	$300,000,000
Price to Public (Issue Price):	99.362%
Interest Rate:	5.700%
Interest Payment Dates:	April 15 and October 15, commencing April 15, 2011
Benchmark:	4.375% due 05/15/40
Benchmark Yield:	3.895%
Spread to Benchmark:	185 basis points
Re-offer Yield:	5.745%
Optional Redemption Provisions:	Prior to April 15, 2040, make-whole call at any time at a discount rate of U.S. Treasury plus 30 basis points; par call on and after April 15, 2040.
Change of Control:	If a change of control triggering event occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.
CUSIP:	91324P BN1
ISIN:	US91324PBN15
Joint Book-Runners:	Banc of America Securities LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free), Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities LLC at 1-212-834-4533 (collect).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.